Exhibit 99.1
FIRST ALBANY COMPANIES, TO BE RENAMED BROADPOINT,
ANNOUNCES SHAREHOLDER APPROVAL AND CLOSING OF
$50 MILLION EQUITY INVESTMENT FROM MATLINPATTERSON
Lee Fensterstock Named Chairman and CEO and
Peter McNierney Named President and COO
Three MatlinPatterson Partners Join Company’s Nine Member Board of Directors
Company to Host Analyst and Investor Webcast and Teleconference at 10:00 am ET
NEW YORK, NY, September 24, 2007 — First Albany Companies Inc. (NASDAQ: FACT), to be renamed Broadpoint Securities Group, Inc., today announced the approval by shareholders and closing of a $50 million equity investment from an affiliate of MatlinPatterson Global Opportunities Partners II. This investment provides the Company with additional resources to grow its business, focus on its core investment products and services strengths, provide incentives to its employees, and better meet the needs of its clients.
Concurrent with the closing of the investment, Lee Fensterstock, a 20-year securities industry veteran, has been appointed Chairman and Chief Executive Officer of the Company, and Peter McNierney has been appointed President and Chief Operating Officer. In addition to Mr. Fensterstock, three MatlinPatterson partners — Mark Patterson, Chris Pechock and Frank Plimpton — have also joined the Company’s Board of Directors, which now consists of nine members.
As part of the Company’s commitment to fostering an ownership culture among its employees, 24 executives of the Company’s wholly owned principal operating subsidiaries, Broadpoint Securities, Inc. and Broadpoint Capital, Inc. (formerly Descap Securities Inc. and First Albany Capital Inc., respectively) have been named key employee partners. Accordingly, on a fully diluted basis, approximately 19% of the Company is owned by employees with 61% owned by an affiliate of MatlinPatterson.
“We are pleased that our shareholders have approved this capital infusion from MatlinPatterson, which will support our efforts to better serve our clients and grow our business,” said Mr. Fensterstock. “With this transaction complete, we look forward to capitalizing on the talent and experience of our strong team of employee partners to build a premier investment bank for mid-sized and emerging growth companies and their investors.”
The Company also today announced the launch of its new corporate brand — Broadpoint. The Company’s mission is to “build a premier investment bank by providing value-added solutions to mid-sized and emerging growth companies and their investors, helping them to achieve their goals.” The new Broadpoint name reinforces the Company’s broad experience in strategic advisory services, debt and equity capital raising, and secondary debt and equity sales and trading to meet the full range of its clients’ needs. The name also reflects the execution orientation of the firm, which is facilitated by its industry expertise, structure and focus.

Mr. McNierney stated, “The launch of the new Broadpoint brand is an exciting step for our company. It is much more than a name change; our new brand reflects the qualities that differentiate our company and make our offerings unique, thereby defining the path that will lead to both our success and that of our clients.”
Mr. Patterson, Chairman of MatlinPatterson, added, “We see great opportunities in the large and growing middle-market, and we expect that our investment, together with the launch of the Company’s new brand, will accelerate Broadpoint’s successful repositioning. We look forward to working with the Company to drive profitable growth and strong client relationships for the benefit of all of the Company’s shareholders.”
NOTE TO EDITORS: A presentation about the new Broadpoint brand, its mission, market opportunities and strategy can be downloaded from the Company’s website at www.broadpointsecurities.com. Executive bios are also available at this website.
Webcast and Teleconference
The Company will host a webcast and teleconference at 10:00 a.m. Eastern Time today to discuss today’s announcement. Domestic participants can access the conference call by dialing 800.573.4754 and the participant passcode is 75430301. International participants should dial +1-617.224.4325. Callers should ask to be connected to First Albany’s teleconference. The call will also be broadcast live over the Internet and can be accessed by visiting the Investor Relations section of the Company’s website at www.broadpointsecurities.com.
A replay of the call can be accessed by dialing 888.286.8010 or 617.801.6888, replay passcode 15407522, through October 1, 2007. The conference call webcast will also be archived on the Investor Relations section of the Company’s website.
About the Company
First Albany Companies Inc. (NASDAQ: FACT), to be renamed Broadpoint Securities Group, Inc., is an independent investment bank that serves the institutional market and the growing corporate middle market by providing clients with strategic, research-based investment opportunities, as well as advisory and financing services. The Company offers a diverse range of products through its Equities division, as well as through Broadpoint Descap, a division of Broadpoint Securities, Inc., its MBS/ABS trading subsidiary, and FA Technology Ventures Inc., its venture capital division. The Company maintains offices in major business and commercial markets.
Forward-Looking Statements
This press release contains “forward-looking statements.” These statements are not historical facts but instead represent the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company’s services within those markets and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.

Contact
C. Brian Coad
Chief Financial Officer
First Albany Companies Inc.
212.273.7120
518.447.8500